Exhibit (a)(1)

                             VAN ECK FUNDS II, INC.

                            ARTICLES OF INCORPORATION

THIS IS TO CERTIFY THAT:

                                    ARTICLE I

                                  INCORPORATOR

            The undersigned, Thomas Elwood, whose address is 99 Park Avenue, 8th Floor, New York, New York 10016, being at least 18 years of age, does hereby form a corporation under the general laws of the State of Maryland.

                                   ARTICLE II

                                      NAME

            The name of the corporation (the "Corporation") is Van Eck Funds II, Inc.

                                   ARTICLE III

                                     PURPOSE

            The Corporation is formed for the purpose of carrying on any lawful business, which may include acting as an open-end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act"), and to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

                                   ARTICLE IV

                  PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

            The address of the principal office of the Corporation in the State of Maryland is c/o Corporation Trust Company, 300 East Lombard Street, Baltimore, Maryland 21202-3219. The name of the resident agent of the Corporation in the State of Maryland is Corporation Trust

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Company, whose address is 300 East Lombard Street, Baltimore, Maryland
21202-3219. The resident agent is a citizen of and resides in the State of Maryland.

                                    ARTICLE V

                        PROVISIONS FOR DEFINING, LIMITING
                      AND REGULATING CERTAIN POWERS OF THE
                CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

            Section 5.1. NUMBER OF DIRECTORS. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation shall be 4, which number may be increased or decreased only by the Board of Directors pursuant to the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law. The names of the initial directors who shall serve until the first annual meeting of stockholders and until their successors are duly elected and qualified are:, and

                                 John C. van Eck
                                  Jeremy Biggs
                               Richard Stamberger
                                 David Olderman

            Section 5.2. REMOVAL OF DIRECTORS. Any director, or the entire Board of Directors, may be removed from office at any time, but, to the extent not otherwise prohibited by the 1940 Act, with or without cause and then only by the affirmative vote of the holders of at least a majority of the votes entitled to be cast in the election of directors.

            Section 5.3 EXTRAORDINARY ACTIONS. Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if


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declared advisable by the Board of Directors and taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

            Section 5.4 QUORUM. At any meeting of stockholders, holders of one-third of all the votes entitled to be cast at such meeting, present in person or represented by proxy, shall constitute a quorum. If any matter is to be voted on by an individual class or series of stock, then holders of one-third of all the votes entitled to be cast by such class or series at such meeting, present in person or represented by proxy, shall constitute a quorum as to each such class or series.

            Section 5.5 AUTHORIZATION BY BOARD OF STOCK ISSUANCE. The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the charter or the Bylaws.

            Section 5.6 PREEMPTIVE RIGHTS. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 6.5 or as may otherwise be provided by contract, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.


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            Section 5.7 DETERMINATIONS BY BOARD. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the charter and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock:
(a) the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, the redemption of its stock or the payment of other distributions on its stock; (b) the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; (c) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged);
(d) the value, or any sale, bid or asked price to be applied in determining the value, of any security or other asset owned or held by the Corporation; (e) any matter relating to the sale, purchase and/or other acquisition or disposition of securities or other assets of the Corporation; and (f) any other matter relating to the business and affairs of the Corporation. Shares of stock of the Corporation are issued and sold on the condition and understanding that any and all determinations shall be binding as aforesaid.

            Section 5.9 ADVISOR AGREEMENTS. Subject to such approval of stockholders and other conditions, if any, as may be required by any applicable statute, rule or regulation, the Board of Directors may authorize the execution and performance by the Corporation of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of


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Directors, any such other person, corporation, association, company, trust, partnership (limited or general) or other organization shall render or make available to the Corporation managerial, investment, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board of Directors, the management or supervision of the investments of the Corporation) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Directors, the compensation payable thereunder by the Corporation).

                                   ARTICLE VI

                                      STOCK

            Section 6.1. AUTHORIZED SHARES. The Corporation has authority to issue 800,000,000 shares of Common Stock, $.001 par value per share ("Common Stock"), which shares shall be classified in the following series: Mid-Cap Value Fund, which shall consist of one class of designated as Class A. The aggregate par value of all authorized shares of stock having par value is $800,000.00. The Board of Directors may classify any unissued shares of Common Stock from time to time in one or more classes or series of stock. The Board of Directors may reclassify any previously classified but unissued shares of any class or series of stock from time to time in one or more classes or series of stock. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph.


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            Section 6.2. VOTING RIGHTS. Each holder of a whole share of stock of the Corporation shall be entitled to one vote as to any matter on which such share of stock is entitled to vote and each fractional share of stock of the Corporation shall be entitled to a proportionate fractional vote. On any matter submitted to a vote of stockholders, all stockholders of the Corporation then entitled to vote shall, except as otherwise provided in the Bylaws, vote together as a single class without regard to classes or series of shares of stock, except (a) when required by the 1940 Act or when the Board of Directors shall have determined that the matter affects one or more classes or series of shares of stock materially differently, such shares of stock shall be voted by individual class or series in addition to any other vote that may be required by law; and (b) when the Board of Directors has determined that the matter affects only the interests of one or more classes or series of shares of stock, then only holders of shares of stock of such classes or series shall be entitled to vote thereon.

            Section 6.3. FRACTIONAL SHARES; ISSUANCE OF UNITS. The Board of Directors may, but is not obligated to, issue fractional shares of stock of the Corporation, whether now or hereafter authorized, and any fractional shares so issued shall entitle the holder thereof to exercise voting rights, receive dividends and participate in the distribution of assets of the Corporation in the event of liquidation or dissolution to the extent of the proportionate interest represented by such fractional shares. The Corporation is not obligated to issue stock certificates representing fractional shares.

            Section 6.4. ASSETS BELONGING TO EACH SERIES; ALLOCATIONS.

                  6.4.1. All consideration received by the Corporation for the issuance or sale of shares of a particular series, together with all income, earnings, profits and


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proceeds thereon, shall irrevocably belong to such series for all purposes, subject only to the rights of creditors of such series, and are herein referred to as "assets belonging to" such series.

                  6.4.2. The assets belonging to each series shall be charged with the liabilities of the Corporation in respect of such series, and with such series' respective share of the general liabilities of the Corporation, in the latter case in the proportion that the net asset value of such series bears to the net asset value of all series. The determination of the Board of Directors shall be conclusive as to the allocation of liabilities, including accrued expenses and reserves, to each series.

                  6.4.3. Dividends or distributions on shares of any series, whether payable in stock, cash or other property, shall be paid only out of earnings, surplus or other assets belonging to such series and may vary among the classes of a series.

                  6.4.4. In the event of the liquidation or dissolution of any series of stock of the Corporation, stockholders of such series shall be entitled to receive out of the assets of such series available for distribution to stockholders the assets belonging to such series; and the assets so distributable to the stockholders of such series shall be distributed among such stockholders based on relative net asset value or such other fair and equitable method as the Board of Directors may determine.

                  6.4.5. The assets of a class or series of stock of the Corporation may be invested together with the assets belonging to another currently existing or hereafter created class or series of stock of the Corporation. The Board of Directors shall have the authority to allocate, or cause to be allocated, a series' assets, liabilities, income or expenses to one or more classes of such series, in such amounts and at such times as the Board of Directors


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(or their designees) shall determine. Any such allocation shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock.

            Section 6.5. CLASSIFIED OR RECLASSIFIED SHARES. Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other series and classes of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland (the "SDAT"). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 6.5 may be made dependent upon facts or events ascertainable outside the charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary filed with the SDAT.

            Section 6.6. REDEMPTIONS.

                  6.6.1. The Board of Directors shall authorize the Corporation, to the extent it has funds or other property legally available therefor and subject to such reasonable conditions as the directors may determine, to permit each holder of shares of stock of the Corporation to require the Corporation to redeem all or any number of the shares of stock


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outstanding in the name of such holder on the books of the Corporation, at the net asset value of such shares, less any fees or charges as the Board of Directors may establish from time to time. Notwithstanding the foregoing, the Board of Directors may suspend the right of holders of shares of stock of the Corporation to require the Corporation to redeem such shares or to receive payment for redeemed shares for such periods and to the extent permitted by, or in accordance with, the 1940 Act or any rule or regulation of the Securities and Exchange Commission promulgated thereunder. The Board of Directors may, in the absence of a ruling by a responsible regulatory official, terminate such suspension at such time as the Board of Directors, in its sole discretion, shall deem reasonable, such determination to be conclusive.

                  6.6.2. Without limiting the generality of the foregoing, the Board of Directors may authorize the Corporation, at its option, to redeem shares of stock of the Corporation owned by any stockholder under circumstances deemed appropriate by the Board of Directors in its sole discretion from time to time, such circumstances including but not limited to (a) failure to provide the Corporation with a tax identification number, (b) failure to maintain ownership of a specified minimum number or value of shares of any class or series of stock of the Corporation and (c) failure to maintain the characteristics or qualifications established by the Board of Directors for a particular class or series of stock of the Corporation, such redemption to be effected at such price, at such time and subject to such conditions as may be required or permitted by applicable law.

                  6.6.3. Payment for redeemed shares of stock of the Corporation shall be made in cash unless, in the opinion of the Board of Directors, which shall be conclusive, conditions exist which make it necessary or desirable for the Corporation to make payment wholly or partially in securities or other property or assets of the Corporation. Payment made


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wholly or partially in securities or other property or assets may be delayed to such reasonable extent, not inconsistent with applicable law, as is reasonably necessary under the circumstances. No stockholder shall have the right, except as determined by the Board of Directors, to have his shares redeemed in such securities, property or other assets.

                  6.6.4. All rights of a stockholder with respect to a share redeemed, including the right to receive dividends and distributions with respect to such share, shall cease as of the date on which the redemption price to be paid for such shares is fixed in accordance with applicable law, except the right of such stockholder to receive payment for such shares as provided herein.

                  6.6.5. Shares of stock of the Corporation which have been redeemed shall constitute authorized but unissued shares of stock of such class or series so redeemed.

            Section 6.7. CHARTER AND BYLAWS. All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the charter and the Bylaws. Except as may be otherwise provided herein, all provisions of the charter relating to shares of stock of the Corporation shall apply to shares of and to the holders of shares of all classes or series of stock of the Corporation, whether now or hereafter classified or reclassified.

                                   ARTICLE VII

                                   AMENDMENTS

            The Corporation reserves the right from time to time to make any amendment to its charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in this charter, of any shares of outstanding stock. All


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rights and powers conferred by the charter on stockholders, directors and officers are granted subject to this reservation.

                                  ARTICLE VIII

        LIMITATION OF LIABILITY; INDEMNIFICATION AND ADVANCE OF EXPENSES

            Section 8.1. LIMITATION OF LIABILITY. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages.

            Section 8.2. INDEMNIFICATION AND ADVANCE OF EXPENSES. The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of the Corporation. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

            Section 8.3. 1940 ACT. No provision of this Article VIII shall be effective to protect or purport to protect any director or officer of the Corporation against liability to the


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Corporation or its stockholders to which he or she would otherwise be subject by reason of willfulness misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

            Section 8.4. AMENDMENT OR REPEAL. Neither the amendment nor repeal of this Article VIII, nor the adoption or amendment of any other provision of the charter or Bylaws inconsistent with this Article VIII, shall apply to or affect in any respect the applicability of the preceding sections of this
Article VIII with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

                            [SIGNATURE PAGE FOLLOWS]


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            IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on this _____ day of _____________, 2002.


                                         By:________________________________


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